AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

      This Amended and Restated Registration Rights Agreement (this "Agreement"), dated as of May 25, 2006, by and among World Waste Technologies, Inc., a California corporation (the "Company") and the individuals and entities set forth on Exhibit A hereto (the "Preferred Holders").

                                    RECITALS

      A. The Company has previously entered into that certain Registration Rights Agreement (the "Prior Registration Rights Agreement") dated April 28, 2005 with certain of the Preferred Holders (the "Series A Holders"), pursuant to a Securities Purchase Agreement dated April 28, 2005 entered into between the Company and the Series A Holders (the "Original Purchase Agreement").

      B. Concurrently with the execution of this Agreement, the Company is entering into Securities Purchase Agreements (collectively, the "Purchase Agreement") with certain investors (the "Series B Holders") pursuant to which the Series B Holders have agreed to purchase an aggregate of up to 161,000 shares of the Company's 8% Series B Cumulative Redeemable Convertible Preferred Stock (the "Series B Preferred Stock"), together with warrants to purchase shares of Common Stock (the "Warrants").

      C. The Prior Registration Rights Agreement provides that it may be amended by the written agreement of the Company and the holders of at least a majority of the Registrable Shares then outstanding.

      D. The parties to this Agreement include the holders of at least a majority of the outstanding Registrable Shares.

      E. To satisfy a condition to the closing of the transactions contemplated by the Securities Purchase Agreement, the Series A Holders party hereto and the Company desire to amend and restate the Prior Registration Rights Agreement as provided for herein, and in so doing, to supersede the Prior Registration Rights Agreement in its entirety.

      NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth, the Company and the Holders hereby agree as follows:

      Section 1. Definitions.

      As used in this Agreement, the following terms shall have the following meanings:

            (a) "Closing Deadline" means May 25, 2006.

            (b) "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

            (c) "Common Stock" means the common stock of the Company.

            (d) "Effectiveness Date" means the one hundred eightieth (180th) day after the Closing Deadline.

            (e) "Exchange Act" means the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

            (f) "Filing Date" means the sixtieth (60) day after the Closing Deadline.

            (g) "Holders" means the Series A Holders, the Series B Holders and the Insiders, collectively.

            (h) "Insiders" means the individuals and entities set forth on Exhibit B hereto.

            (i) "Insider Shares" means the Registrable Shares held by the Insiders.

            (j) "Other Shares" means at any time those shares of Common Stock which do not constitute Primary Shares or Restricted Shares.

            (k) "Person" shall be construed broadly and shall include an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

            (l) "Preferred Stock" means the Series A Preferred Stock and the Series B Preferred Stock, collectively.

            (m) "Primary Shares" means at any time the authorized but unissued shares of Common Stock and shares of Common Stock held by the Company in its treasury.

            (n) "Qualified Public Offering" means the sale of the Company's Common Stock in a public offering underwritten by an investment bank reasonably acceptable to the holders of a majority of the then-outstanding shares of Preferred Stock, registered under the Securities Act with a per share price to the public of at least $5.00 per share (as adjusted for any stock dividends, combination or splits with respect to such shares) and for a total gross offering amount of at least $20 million, other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the Company.

            (o) "Registrable Shares" means at any time, with respect to the Holders, the shares of Common Stock (including the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants) held by or issuable to the Preferred Holders which constitute Restricted Shares and the shares of Common Stock held by the Insiders which constitute Restricted Shares.


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

            (p) "Restricted Shares" means (i) shares of Common Stock held by or issuable to the Preferred Holders, including shares issuable upon the conversion of shares of Preferred Stock and exercise of the Warrants or issued to a Preferred Holder pursuant to the terms thereof and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock or other securities which are so exercisable or convertible and any securities received in respect thereof, which are held by the Preferred Holders; and (ii) Insiders Shares and any other securities which by their terms are exercisable or exchangeable for or convertible into Common Stock or other securities which are so exercisable or convertible and any securities received in respect thereof, which are held by the Insiders. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been registered under the Securities Act, the registration statement in connection therewith has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are eligible to be sold or distributed pursuant to Rule 144(k) of the Securities Act without notice, manner of sale or volume limitations, or (iii) they shall have ceased to be outstanding.

            (q) "Securities Act" means the Securities Act of 1933, as amended or any successor Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

      Section 2. Registration.

      The Company shall prepare and file, on or prior to the Filing Date, a registration statement with the Commission under the Securities Act covering the resale of the Registrable Shares, and shall cause such registration statement to be declared effective under the Securities Act as promptly as possible thereafter, but in no event later than the Effectiveness Date, and shall, subject to clause (b) below, keep such registration statement effective until such time as all Restricted Shares beneficially owned by the Preferred Holders shall have been sold pursuant thereto or such shares no longer constitute Restricted Shares and all restrictive legends and any stop transfer instructions relating thereto have been removed therefrom, from this Agreement, the Original Purchase Agreement, the Purchase Agreement and the Warrants.

      Notwithstanding the foregoing:

            (a) the Company shall not be obligated to file and cause to become effective (i) more than one registration statement, or (ii) any registration statement during any period in which any other registration statement (other than on Form S-8 promulgated under the Securities Act or any successor forms thereto) pursuant to which Primary Shares are to be or were sold has been filed and not withdrawn or has been declared effective within the prior ninety (90) days provided, however, that notwithstanding the forgoing, once the registration statement referred to in the first paragraph of this Section 2 shall have become effective the Company shall, subject to clause (b) below, amend and supplement such registration statement as may be necessary to maintain the effectiveness thereof;


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

            (b) the Company may delay the filing or effectiveness of any registration statement or suspend the sale of Restricted Shares under a registration statement pursuant to this Section 2 if (i) the Company is engaged, or has fixed plans to engage within ninety (90) days of the time of such request, in a Qualified Public Offering of Primary Shares, or (ii) there is material non-public information regarding the Company which the Company's Board of Directors (the "Board") reasonably determines not to be in the Company's best interest to disclose and which the Company is not otherwise required to disclose, or (iii) there is a significant business opportunity (including, but not limited to, the acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction) available to the Company which the Board reasonably determines not to be in the Company's best interest to disclose which the Company is not otherwise required to disclose and which the Company would be required to disclose under the registration statement, or (iv) the Company reasonably determines that such registration and offering would interfere with any material transaction involving the Company, as approved by the Board or would impair in any manner the registration rights granted to holders of Other Shares prior to the date of this Agreement; provided, however, that no such delay or suspension shall exceed 30 days and all delays and suspensions pursuant to this paragraph (b) shall not exceed 90 days in any 360 day period;

            (c) with respect to the registration pursuant to this Section 2, the Company shall give notice of such registration to the Insiders and the holders of all Other Shares which are entitled to registration rights under a written agreement with the Company that would permit such holders to be included in such registration, and the Company may include in such registration any shares held by such holders, as well as Primary Shares, provided that, notwithstanding anything to the contrary in this Agreement, as between the Company and the Preferred Holders, any additional cost of including any such shares shall be the responsibility of the Company; and provided, further, however, that if the method of disposition selected by the Preferred Holders is an underwritten public offering and the managing underwriter of such offering advises the Company that the inclusion of all shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Restricted Shares proposed to be included in such registration, then the number of shares proposed to be included in such registration shall be included in the following order:

                  (i) first, the Registrable Shares held by (x) the Preferred Holders, (y) any other holders of Series B Preferred Stock which are entitled to registration rights under a written agreement with the Company that would permit such holders to be included in such registration and (z) the holders of any Other Shares which are, as of the date hereof, entitled to registration rights under a written agreement with the Company that would permit such holders to be included in such registration (or, if necessary, such Registrable Shares pro rata among the holders thereof);


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

                  (ii) second, the remaining Other Shares which are entitled to registration rights; and

                  (iii) third, the Insider Shares.

            (d) Without the consent of a majority in interest of the Holders of Registrable Shares participating in a registration referred to in this Section 2, no securities other than Registrable Shares held by Preferred Holders shall be covered by such registration if the inclusion of such other securities would result in a reduction of the number of Registrable Shares covered by such registration or included in any underwriting or if, in the opinion of the managing underwriter, the inclusion of such other securities would adversely impact the marketing of such offering;

            (e) if the method of disposition requested by the Preferred Holders is an underwritten public offering, the Company shall have the right approve the underwriters of such offering as designated by the Preferred Holders, such approval not to be unreasonably withheld (it being agreed that a regional or nationally recognized investment bank shall be acceptable to the Company); and

            (f) at any time before the registration statement covering Restricted Shares becomes effective, the Preferred Holders may request the Company to withdraw or not to file the registration statement. In order to count as the registration to be effected pursuant to this Section 2, the registration statement in respect thereof must have not been withdrawn and all Registrable Shares held by Preferred Holders must have been so included on an effective registration statement. Notwithstanding the foregoing, if such withdrawal or failure to include such shares shall not have been caused by, or made in response to, a Material Adverse Effect, the Preferred Holders shall be deemed to have used their registration rights under this Agreement and the Company shall no longer be obligated to register such Restricted Shares.


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

      Section 3. Failure to File Registration Statement and Other Events. The Company and the Preferred Holders agree that the Preferred Holders will suffer damages if the registration statement is not filed on or prior to the Filing Date or is not declared effective by the Commission on or prior to the Effectiveness Date and maintained in the manner contemplated herein during the Effectiveness Period. The Company and the Preferred Holders further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the registration statement is not filed on or prior to the Filing Date, (ii) is not declared effective by the Commission on or prior to the Effectiveness Date, or (iii) the registration statement is filed with and declared effective by the Commission but thereafter ceases to be effective at any time that it is required to be so effective other than as contemplated by, and then only to the extent in excess of the period permitted by, clause (b) of
Section 2, without being succeeded within a reasonable period by a subsequent registration statement filed with and declared effective by the Commission (any such failure or breach being referred to as an "Event"), the Company shall pay as liquidated damages for such failure or breach and not as a penalty (the "Liquidated Damages") to each Preferred Holder an amount equal to one percent (1%) of the purchase price of the shares of Preferred Stock then held by such Preferred Holder for each thirty (30) day period during which any Event described in subsections (i), (ii) or (iii) above occurs and is continuing, pro rated for any period less than thirty (30) days, following the Event until the applicable Event has been cured; provided, however, the Preferred Holders shall conclusively be deemed to have waived any Liquidated Damages resulting from the registration statement ceasing to remain effective after being declared effective by the Commission if the Company cures such breach prior to the end of the first thirty (30) day period thereafter. Notwithstanding the foregoing, in no event shall the Company be required to pay Liquidated Damages to any Preferred Holder in excess of six percent (6%) of the purchase price of the shares of Preferred Stock held by such Preferred Holder. Payments to be made pursuant to this Section 3 shall be due and payable immediately upon demand and all Liquidated Damages shall be paid by the issuance by the Company of a number of additional fully paid non-assessable shares of Series B Preferred Stock, in the case of Series B Holders, and Series A Preferred Stock, in the case of Series A Holders, in the name of the registered Holder equal to the amount of Liquidated Damages due divided by the purchase price per share of Preferred Stock (as adjusted for any stock split, reverse stock split, reclassification, or similar event). The parties agree that the Liquidated Damages represent a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred as a result of an Event. The remedies provided in this Agreement and the Purchase Agreement are cumulative and not exclusive of any remedies provided by law. In the event of a breach by the Company or by the Holders of any of their obligations under this Agreement, the Holders or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of their rights under this Agreement. The Company and the Holders agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.


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

      Section 4. Preparation and Filing.

      If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to effect the registration of any Restricted Shares, the Company shall:

            (a) subject to the provisions of Section 2, cause a registration statement that registers such Restricted Shares to become and remain effective until all of such Restricted Shares have been disposed of or the such shares are no longer Restricted Shares;

            (b) furnish, at least five business days before filing a registration statement that registers such Restricted Shares, a prospectus relating thereto or any amendments or supplements relating to such a registration statement or prospectus, to one counsel selected by the Preferred Holders, on behalf of the Preferred Holders (the "Holders' Counsel"), and copies of all such documents proposed to be filed (it being understood that such five-business-day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to the Holders' Counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances);

            (c) subject to the provisions of Section 2, prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period set forth above in (a) or until all of such Restricted Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the sale or other disposition of such Restricted Shares;

            (d) notify in writing the Holders' Counsel promptly (i) of the receipt by the Company of any notification with respect to any comments by the Commission with respect to such registration statement or prospectus or any amendment or supplement thereto or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the effectiveness of such registration statement or any post-effective amendment thereto, (iii) of the receipt by the Company of any notification with respect to the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Restricted Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes;

            (e) use commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

            (f) use commercially reasonable efforts to register or qualify such Restricted Shares under such other securities or blue sky laws of such jurisdictions as the Holders reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Restricted Shares owned by the Holders; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this paragraph;


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

            (g) furnish to the Holders at least one signed and such additional number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus, including a preliminary prospectus, if any, in conformity with the requirements of the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

            (h) notify the Holders on a timely basis at any time when a prospectus relating to such Restricted Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such registration statement or prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

            (i) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

            (j) furnish to any Holder on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders;

            (k) on the date that the registration statement with respect to such securities becomes effective, use commercially reasonable efforts to obtain a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders, and, if such securities are being sold through underwriters, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale;

            (l) as soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earning statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with
Section 11(a) of the Securities Act;


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

            (m) provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration and provide the transfer agent with printed certificates for Registrable Shares in a form eligible for deposit with The Depositary Trust Company.

            (n) make available for inspection by a representative of the holders of a majority in number of the Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and one firm of attorneys or accountants retained by each of the sellers and underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the registration, with respect to each at such time or times as the Company shall reasonably determine; subject to reasonable restrictions and agreements to safeguard the confidentiality of confidential information;

            (o) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD);

            (p) provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Restricted Shares;

            (q) issue to any underwriter to which the Holders holding such Restricted Shares may sell shares in such offering certificates evidencing such Restricted Shares;

            (r) list such Restricted Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use commercially reasonable efforts to qualify such Restricted Shares for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc. (the "NASD") or the OTC Bulletin Board; and

            (s) use commercially reasonable efforts to take all other steps necessary to effect the registration of such Restricted Shares contemplated hereby in accordance with the provisions of Section 2 hereof.

      Each holder of the Restricted Shares, upon receipt of any notice from the Company of any event of the kind described in Section 4(h) hereof, shall forthwith discontinue disposition of the Restricted Shares pursuant to the registration statement covering such Restricted Shares until such Holder's receipt of the copies of the supplemented or amended registration statement or prospectus contemplated by Section 4(h) hereof, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Restricted Shares at the time of receipt of such notice. No Preferred Holder participating in such underwriting shall be required to make any representations, warranties or indemnities except as they relate to such Holder's ownership of shares and authority to enter into the underwriting agreement and to such Holder's intended method of distribution, and the liability of such Holder shall be limited to an amount equal to the net proceeds from the offering received by such Holder.


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

      Section 5. Expenses.

      All expenses incurred by the Company in complying with Section 4, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants, and the reasonable fees and expenses of the Holders' Counsel, shall be paid by the Company. In addition, in connection with any proposed sale or transfer by a Preferred Holder of any Restricted Shares, shares of Preferred Stock or Warrants, the Company shall provide, at its expense, any transfer agent instructions or fees or legal opinions to allow any such transfer or sale (subject to applicable law) by such Preferred Holder.

      Section 6. Indemnification.

            (a) In connection with any registration of any Restricted Shares under the Securities Act pursuant to this Agreement, the Company shall indemnify and hold harmless the holders of Restricted Shares, each underwriter, broker or any other Person acting on behalf of the holders of Restricted Shares and each other Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof) and costs and expenses of enforcing this Section 6, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or allegedly untrue statement of a material fact contained in the registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company of the Securities Act or registration thereunder, other federal securities law or regulation thereunder or state securities or blue sky laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse promptly after request therefor the holders of Restricted Shares, such underwriter, such broker or such other Person acting on behalf of the holders of Restricted Shares and each such controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action (including any legal or other expenses incurred) arises out of or is based upon an untrue statement or allegedly untrue statement or omission or alleged omission made in said registration statement preliminary prospectus, final prospectus, amendment, supplement or document incident to registration or qualification of any Restricted Shares in reliance upon and in conformity with information furnished to the Company by such Holder of Restricted Shares or its counsel in writing expressly for use in the preparation thereof; provided further, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, allegedly untrue statement, omission or alleged omission made in any preliminary prospectus but eliminated or remedied in the final prospectus (filed pursuant to Rule 424 of the Securities Act), such indemnity agreement shall not inure to the benefit of any Holder from whom the Person asserting any loss, claim, damage, liability or expense purchased the Restricted Shares which are the subject thereof, if a copy of such final prospectus had been made available to such Holder a reasonable time prior to the sale of such Restricted Shares by such Holder, and such final prospectus was not delivered to such Person with or prior to the written confirmation of the sale of such Restricted Shares to such Person.


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

            (b) In connection with any registration of Restricted Shares under the Securities Act pursuant to this Agreement, each Holder of Restricted Shares shall severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph of this Section
6) the Company, each director of the Company, each officer of the Company who shall sign such registration statement, each underwriter, broker or other Person acting on behalf of the holders of Restricted Shares and each Person who controls any of the foregoing Persons within the meaning of the Securities Act with respect to any statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein or otherwise filed with the Commission, any amendment or supplement thereto or any document incident to registration or qualification of any Restricted Shares, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company or such underwriter by or on behalf of such Holder of Restricted Shares expressly for use in connection with the preparation of such registration statement, preliminary prospectus, final prospectus, amendment, supplement or document; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each Holder, to an amount equal to the net proceeds actually received by such Holder from the sale of Restricted Shares effected pursuant to such registration.

            (c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 6, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded, based upon the advice of counsel, that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 6, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any one counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity agreement provided in this Section 6.

            (d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 6, no Holder shall be required, pursuant to this Section 6, to contribute any amount in excess of the net proceeds received by such Holder from the sale of securities in the offering to which the losses, claims, damages, liabilities or expenses of the Holder relate.

            (e) The obligations of the Company and Holders under this Section 6 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement, and otherwise.

            (f) Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

      Section 7. Lock-up Agreement.

      Notwithstanding any other provisions in this Agreement to the contrary:

            (a) Until the earlier of (i) 90 days following the conversion into Common Stock of at least 50% of the shares of Series A Preferred Stock purchased at the Closings (as defined in the Original Purchase Agreement), or (ii) 90 days following the closing of a Qualified Public Offering (the first to occur of such events being referred to as the "Trigger Event"), each Insider, individually and not jointly hereby agrees that he shall not offer, sell, contract to sell, lend, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly (including holding as a custodian) or with respect to which the he has beneficial ownership within the rules and regulations of the Commission (collectively the "Lock-up Shares"), without the prior consent of the holders of at least a majority of the then-outstanding shares of Series A Preferred Stock.

            (b) Notwithstanding the foregoing, (x) each Insider may transfer (i) all or any portion of his Lock-up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth herein, (ii) all or any portion of his Lock-up Shares to any trust for the direct or indirect benefit of the Insider or the immediate family of the Insider, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and (iii) up to the number of shares equal to 5% of his holdings as of the Closing (as defined in the Original Purchase Agreement) on each of the Operational Date (as defined in the Original Purchase Agreement) and on each 12-month anniversary of the Operational Date (provided that if any such Insider does not sell the full 5% on the Operational Date or on any 12-month anniversary thereof, he may carry over the unsold portion to subsequent periods), (y) each of Eddie Campos and his affiliates (collectively) and Darren Pederson and his affiliates (collectively) may transfer up to an additional 25,000 shares at any time, and (z) Steve Racoosin may transfer additional shares in accordance with a 10b5-1 trading plan previously approved by the Series A Holders. For purposes hereof, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. On the 91st day following the Trigger Event (the "Sale Date"), the provisions of
Section 7(a) shall no longer be in effect, except that each Insider agrees that he will limit his sales in each of the first four 90 day periods following the Sale Date to that number of shares as equals 25% of his holdings as of the Trigger Event.

            (c) Each Insider also agrees (i) to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-up Shares except in compliance with the foregoing restrictions and (ii) promptly following the date hereof, to deliver the certificates representing his shares of Common Stock to the Company, whereby the Company shall imprint a legend on the back of such certificates referencing the foregoing transfer restriction. After taking such action, the Company will re-deliver such certificates to the Insiders as promptly as practicable.

      Section 8. Information by Holder.

      The Holders shall furnish to the Company such written information regarding the Holders and the distribution proposed by the Holders as the Company may reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

            (a) Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees at all times to:

                  (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

                  (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act and the Securities Act and Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form

                    (A) furnish to any Preferred Holder an opinion of counsel to the Company addressed to the Company's transfer agent authorizing the proposed sale under Rule 144 (assuming such Rule is available).

      Section 9. Termination.

      This Agreement shall terminate and be of no further force or effect on the earlier of (i) when there shall no longer be any Restricted Shares outstanding or (ii) such time as all of such remaining Restricted Shares may be sold in accordance with Rule 144 within any consecutive three (3) month period.

      Section 10. Successors and Assigns.

      Subject to the provisions of Section 11, this Agreement shall bind and inure to the benefit of the Company and the Holders and the respective successors and assigns of the Company and the Holders.

      Section 11. Assignment.

      The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part by a Holder to one or more of its Affiliates (including, without limitation, in the case of the Preferred Holders, transfers between them and to their respective members and partners and any members or partners thereof) or to one or more transferees or assignees of the Registrable Securities owned by such Holder, provided that (in each case) such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on Holders under this Agreement to the same extent as if such transferee or assignee was a party hereto; provided, further, such assignment shall not require registration under the Securities Act. Except as specifically permitted in the preceding sentence, neither this Agreement nor any Holder's rights or privileges under this Agreement can be assigned or transferred in whole or in part without the prior written consent of the other parties.

      Section 12. Holder Lockup.

      Each Holder hereby agrees that such Holder shall not offer, sell, contract to sell, lend, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Common Stock (or other securities) of the Company held by such Holder for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed 60 days prior to, or one hundred eighty (180) days following, the effective date of a registration statement of the Company filed under the Securities Act; provided that such agreement shall apply only to a Qualified Public Offering.

      Section 13. Entire Agreement.

      This Agreement and the other writings referred to herein or therein or delivered pursuant hereto or thereto, contain the entire agreement among the Company and the Holders with respect to the subject matter hereof and supersede the Prior Registration Rights Agreement and all other prior and contemporaneous arrangements or understandings with respect thereto.

      Section 14. Notices.

      All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in Person or sent by facsimile, nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

      (i)   if to the Company to:

            World Waste Technologies, Inc.
            13520 Evening Creek Drive
            Suite 130
            San Diego, California 92128
            Telephone: (858) 391-3400
            Facsimile: (858) 486-3352
            Attention: CFO

            with a copy to (which shall not constitute notice):

            Troy & Gould Professional Corporation
            1801 Century Park East, 16th Floor
            Los Angeles, CA
            Facsimile: (310) 201-4746
            Attention: Lawrence Schnapp, Esq.

      (ii) if to the Holders, to the addresses set forth on the signature pages hereto.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

      Section 15. Modifications; Amendments, Waivers.

      The terms and provisions of this Agreement may not be modified or amended, nor may any provision be waived, except pursuant to a writing signed by the Company, the holders of at least a majority of the Registrable Shares held by the Preferred Holders, and, with respect to any change to Section 7; the holders of at least a majority of the Registrable Shares held by the Insiders.

      Section 16. Counterparts; Facsimile Signatures.

      This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable at the Closing if the originally executed counterpart is delivered within a reasonable period thereafter.

      Section 17. Severability; Delays and Omissions.

      Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the parties shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

      Section 18. Headings.

      The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      Section 19. Additional Holders. Notwithstanding anything to the contrary herein, if the Company shall issue additional shares of its Series B Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares may become a party to this Agreement by executing and delivering to the Company an additional counterpart signature page to this Agreement and shall be deemed a "Holder" and "Series B Holder" hereunder.

      Section 20. Governing Law.

      This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

      Section 21. Submission to Jurisdiction; Waivers. The Company and each Holder irrevocably agrees that any legal action or proceeding with respect to this Agreement or for recognition and enforcement of any judgment in respect hereof brought by any other party hereto or its successors may be brought and determined in the Supreme Court of New York for Kings County or the federal district court in the Southern District of New York, and the Company and each Holder hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the nonexclusive jurisdiction of the aforesaid courts. The Company and each Holder hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

      Section 22. Waiver of Jury Trial

      EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT RELATED HERETO.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf, by its officer(s) thereunto duly authorized or for himself, as of the day and year first set forth above.

                                      COMPANY:

                                      WORLD WASTE TECHNOLOGIES, INC.


                                      By: ______________________________________
                                          Name:
                                          Title:


                                      SERIES A HOLDERS

                                      TRELLUS OFFSHORE FUND LIMITED,
                                      a Cayman Islands corporation


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      350 Madison Avenue
                                      New York, NY 10017
                                      Telephone: _______________________________
                                      Facsimile: _______________________________
                                      Attention: Ryan Schedler

                                      TRELLUS PARTNERS II, LP,
                                      a Delaware limited partnership


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      350 Madison Avenue
                                      New York, NY 10017
                                      Telephone: _______________________________
                                      Facsimile: _______________________________
                                      Attention: Ryan Schedler


                                      TRELLUS PARTNERS, LP,
                                      a Delaware limited partnership


                                      By: ______________________________________
                                      Name: ____________________________________
                                      Title: ___________________________________

                                      350 Madison Avenue
                                      New York, NY 10017
                                      Telephone: _______________________________
                                      Facsimile: _______________________________
                                      Attention: Ryan Schedler


                                      SERIES B HOLDERS:


                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:

                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:


                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:

                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:


                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:

                                      __________________________________________
                                      Address:



                                      __________________________________________
                                      Address:

                                    EXHIBIT A
                                    ---------


LAST           NAME

Seminary       Seminary Investments I
Rose           Elizabeth Rose
Assad          Al Assad Jr. Trust UTD 4/9/02
Vogel          Frederick WB Vogel
Vogel          V7, LLC (Mary Vogel Shelby Inc.)
Vanechanos     Karen & Michael Vanechanos
Seminary       Seminary Investments II
Diamond        Diamondback- Master Fund (NY)

Wilshire       Wilshire Camp Assoc. (Carl Covitz)
Kranenburg     Kranenburg Fund
Childrey       Joseph B. Childrey
Stahl          Frederick R. Stahl, Jr.
Saisc          SAISC, Inc.
Kohn           Jonathan Kohn

Gerdz          Gerdz Investments LP, RLLLP (Bob Zappa)

Gibson         Gibson Living Trust (Legent Clearing LLC)

de Sejournet   Antoine de Sejournet (ING Belgium)

Keystone       Keystone Private Equity Investment -
               Rainer Busch
Pascal         Pascal Investment Partners Equity Fund

Peterson       Peterson Family Trust dtd 8/16/2000
               (Mellon Bank)

Reed           Elizabeth Reed

Kranenburg     Kranenburg 1998 Trust (Vanguard)

Rotter         Bradley Rotter Self Employed Pension Plan
               & Trust
Ely            Ely Family Trust UTD 3/16/84
Harrington     Kyle Harrington

Frontage       Frontage Road Freres ( Reed Foster)

Colby          RBC Dain Rausher Custodian FBO Trevor
               Colby IRA
Colby          Trevor Colby (Dain Rauscher)
Borgese        John T. Borgese
Marsh          Scott Marsh
Beck           Martin Beck (National Financial)

LAST           NAME

Moldow         Moldow Family Trust
Pimentel       John P. Pimentel
White          White Sand Investor Group LP

Brockl         Carl & Linda Brockl, Brockl Family
               Trust(Ellenoff)
Kruljac        Jonathan Bruce Kruljac
Sauber         Gregory G.Sauber
Miller         Andrew S. Miller
Evergreen      Evergreen Highland LLC
Siegel         Joseph J. Siegel
Brauser        Leon Brauser
Loveland       L. Joseph Loveland, Jr.
Fisher         William L. Fisher
Aaseby         Joel D. Aaseby Living Trust
Newport        Newport Private Investments Limited
Osselo         Guy & Madeline Ossello, JTWROS
Cortez         Sam Cortez

Ervin          Ervin Living Trust, Robert D. (Truliant
               Federal) Kay Gerald Kay Keane James J. Keane Quartin Lloyd
Quartin Purjes Dan Purjes Fiederlein Philip Fiederlein
Teller         HSBC,  Jane Teller
O'Hearn        Walter D. O'Hearn, Jr.
RST            RST Network, LLC
Vision         Vision Opportunity Master Fund DB Cayman
               Ltd
Paragon        Paragon Capital LP
Vision         Vision Opportunity Master Fund, Ltd. (DB
               Cayman)
Cohen          Harris Cohen
Millenium      Millenium Technology Value Partners, LP
Millenium      Millenium Technology Value Partners (RCM)
               LP
TWM            TWM Associates, LLC (Myles F. Wittenstein)
Bessemer       Old Westbury Real Return Fund - Bessemer
               Investment Mgmt (Owl)
Williams       Alan G. Williams
Scheeler       Ronald A. Scheeler
TFF            TFFS, Inc.
Uy             Francisco Uy
Wells          Donald L. Wells (Scott Trading)
Diamond        Diamond Oppty Fund LLC
Nite           Nite Capital
Iroquois       Iroquois Master Fund (Salmon Smith)
Martin         Capital Ventures (Martin Ho Heights
               Capital)
Farina         Nancy

                                    Exhibit B
                                    ---------

                                 Steve Racoosin
                                Thomas L. Collins
                 Trustees Collins Family Trust u/a dated 4/28/88
                                  Fred Lundberg
                                   David Rane
                                 Darren Pederson
                                  Eddie Campos
             The Eddie Campos Family Trust u/d/t dated June 25, 2000
                                  John Pimentel
                                   Eric McAfee
                                   Laird Cagan
                                  John Liviakis
                     Liviakis Financial Communications, Inc.
                              One World Zero Waste
                                   Jan-Can LP
                       Cagan McAfee Capital Partners, LLC
                                 P2 Capital, LLC
   George G. Zabka and Alisa Zabka Peterson trustees, u/d/t dated 3 July 2004
                                  Michael Bayes
                                Mark E. Bernhard


                                      B - 1